Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Palisade Bio, Inc. of our report dated March 24, 2025, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

New York, New York

August 15, 2025